EXHIBIT 10.48


                       Dated the 1st day of February 2007

                           LYNX INTERNATIONAL LIMITED

                                       and

                             TARRANT COMPANY LIMITED


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                                TENANCY AGREEMENT

                                       of

    All Those 202/2000th parts of shares of and in Kun Tong Inland Lot No.87
      (The whole of 13th & 14th Floors and Car Parking Spaces Nos. 2 & 3 on Ground Floor of Lladro Building, No. 72 (formerly Nos. 72-80) Hoi Yuen Road,
                         Kwun Tong, Kowloon, Hong Kong)

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AN AGREEMENT is made this 1st day of February, Two Thousand and Seven.

BETWEEN the parties more particularly described and set out in Part 1 of the Schedule hereto.

WHEREBY IT IS AGREED as follows:-

1. The Landlord shall let and the Tenant shall take all those parts of the premises more particularly described and set out in Part 2 of the Schedule hereto together with fixtures and fittings (hereinafter called "the said fixtures") now thereat details whereof are contained in Part 4 of the Schedule hereto and together with the use in common with the Landlord and all others having the like right of the entrances, staircases, passages and lavatories (if any) in the building of which the said premises form part more particularly described in Part 2 of the Schedule hereto (hereinafter called "the said premises") in so far as the same is necessary for the proper use and enjoyment of the said premises and together also with the use in common as aforesaid of the lifts (if any) whenever the same shall be operating for the term and at the rent more particularly described and set out in Part 3 of the Schedule hereto.

2. The Tenant to the intent that the obligations hereunder shall continue throughout the said term hereby agrees with the Landlord as follows:

         (a) Throughout the said term to pay the rent as set out in Part 3 of the Schedule to the Landlord monthly in advance on the first day of each calendar month without deduction and without any right of set-off by the Tenant. The first payment of rent which shall be made on the 1st February 2007 shall consist of the rent accruing from the date of commencement of the term to the last day of the same month and subsequent payments shall be made monthly in advance on the first day of each calendar month.

         (b) To pay and discharge all rates, government rent, management fees, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government of Hong Kong Special Administrative Region of PRC or other lawful authority upon the said premises or upon the Landlord thereof (not applicable to Property Tax).


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         (c)      To pay and discharge all charges for the supply of water,  gas and electricity to the said premises and for water, gas and electricity as may be shown by the separate meter installed upon or in relation to the said premises or by accounts rendered to the Tenant in respect of such amount of water gas and electricity consumed in the said premises.

         (d) To pay to the Landlord on demand all costs incurred by the Landlord for make good and repair of any damaged part of the said premises owing to the careless or improper use or neglect by the Tenant or any employees, agents, visitors, contracted parties, appointed person(s) or licensee(s) of the Tenant.

         (e) To keep all the interior of the said premises including the flooring and interior plaster or other finished or rendering to walls, floors, windows and ceilings and the pipes and drains exclusively serving the said premises in good clean tenantable repair and condition and properly preserved and painted (fair wear and tear excepted) and so to maintain the same at the expense of the Tenant and to deliver up the said premises to the Landlord at the expiration or sooner determination of the said term in condition aforesaid. Provided that if the Landlord so requires, to remove at the Tenant's expenses all fixtures and additions installed by the Tenant and in such event the Tenant shall make good all damage caused to the said premises by such removal.

         (f) To take all reasonable precautions to protect the interior of the said premises from storm or typhoon or the like.

         (g) Not to make any alterations or additions in the said premises without first having obtained consent from the Landlord and all additional renovation is at the cost of the Tenant.

         (h) To prevent causes of fire, water or electricity leakage, damages to the said premises or any third parties by any employees, visitors, agents, contracted parties, appointed person(s) or licensee(s) of the Tenant.

         (i) To insure and indemnify the Landlord against any fire, water or electricity leakage, damages to the said premises or to any third parties by any employees, visitors, agents, contracted parties, appointed person(s) or licensee(s) of the Tenant.


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         (j)      To be wholly responsible for any loss, damage or injury caused to any person(s) whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

         (k) On receipt of any notices from the landlord or its authorized representatives specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to execute the same at the expense of the Tenant with all possible efforts and without any delay.

         (l) Not without the prior written consent of the Landlord to assign underlet share or otherwise part with the possession or occupation of the said premises or any part thereof in any way whether by way of sub-letting letting sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession or occupation of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord.

         (m) Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever whereby any insurance of the said premises or the building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased provided that is as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such insurance shall be increased, the Landlord shall be entitled at its option either to terminate this Agreement or to continue the same upon payment by the Tenant of the increased premium and upon such other terms and conditions as the Landlord may, at its discretion think fit to impose.

         (n) Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose.


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         (o)      Not to store arms,  ammunition  or unlawful  good,  gunpowder, saltpetre, petrol, kerosene or other explosive or combustible substances in any part of the said premises.

         (p) To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, bye-laws, rules and requirements of any governmental or other competent authority relating to the use and occupation of the said premises or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employees, agents, visitors, contracted parties, appointed person(s) or licensee(s) of the Tenant.

3.       The Landlord hereby agrees with the Tenant as follows:-

         (a) To pay property tax attributable to or payable in respect of the said premises.

         (b) To permit to the Tenant (duly paying the rent the management fee and all other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the said premises during the said term without any interruption by the Landlord or any person lawfully claim under or through or in trust for the Landlord.

         (c) The acceptance of any rent by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any rights to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.


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4.       The Landlord shall not in any  circumstances by liable to the Tenant or any other person(s) whatsoever:-

         (a) In respect of any loss or damage to any person(s) or property sustained by the Tenant or any such other person(s) caused by or through or in any way owing to any defect in or breakdown of the lifts, electricity gas and water supplies, or any other building service provided in the said building.

         (b) In respect of any loss or damage to any person(s) or property sustained by the Tenant or any other person(s) caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the said building unless attributable to the act or default of the Landlord.

5. Notwithstanding anything herein contained, it is agreed by Landlord and the Tenant that each party should, in case of termination of the Agreement before expiration of the term for whatsoever reasons, give three months' prior notice in writing to other party.

6. During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

7. Any notice required to be served by the Landlord or the Tenant shall be sufficiently served if delivered to or dispatched by post to the last known address of the Landlord or the Tenant. A notice sent by post shall be deemed to be given at the time and date of posting.


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8.       Unless  inconsistent with the context otherwise,  words herein denoting persons include corporations and firms; works denoting masculine gender include feminine or neuter gender. Words denoting the singular number shall include the plural number and vice versa. The terms "the Landlord" and "the Tenant" shall include their successors in title (if applicable).

9. This Agreement comprises the whole agreement between the parties hereto and the Tenant agrees that it has not entered into this Tenancy agreement in reliance upon any warranties or representations which may have been made or given by the Landlord or by any other person on the Landlord's behalf relating to the said premises prior to the signing hereof and if any such warranties or representations, whether expressed or implied, written or oral have been made the same are deemed to have withdrawn immediately prior to the execution of this Agreement.

10. Stamp duty and registration fee (if any) payable on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares.

11. This Agreement is construed and governed by the laws of Hong Kong Special Administration Region of PRC.


AS WITNESS whereof the hands of the said parties hereto the day and year first above written.


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                         THE SCHEDULE ABOVE REFERRED TO

                                     PART 1

               (NAME ADDRESSES AND DESCRIPTION OF PARTIES HERERTO)

LANDLORD:         Lynx International Limited whose registered office is situated at 13th Floor, Lladro Centre,  72-80 Hoi Yuen Road, Kwun Tong,
                  Kowloon, Hong Kong

TENANT: Tarrant Company Limited whose registered office is situated at 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong

                                     PART 2

                       (DESCRIPTION OF THE SAID PREMISES)

All Those 202/2,000th Parts or shares of and in Kun Tong Inland Lot No.87 (The whole of 13th Floor and 14th Floor and Car Parking Spaces Nos. 2 and 3 on the Ground Floor of Lladro Building, No. 72 (formerly Nos. 72-80)
Hoi Yuen Road, Kowloon, Hong Kong)

                                     PART 3

                        (TERMS OF LETTING, RENT, DEPOSIT)

TERM: One (1) Year commencing from the first day of February 2007 to the thirty first day of January 2008.

RENT: HK$310,000.00 per calendar month payable monthly in advance on the first day of each and every calendar month during the said term without deduction and without any right of set-off by the Tenant for the period from 1st February 2007 to 31st January 2008.

DEPOSIT:          HK$620,000.00  and  two  months'  management  fee  as  of  1st
                  February 2007.


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                                     PART 4

                       (DESCRIPTION OF THE SAID FIXTURES)

Include the air-conditioning system and air conditioning ducting, etc., owned by the Landlord


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AGREED & SIGNED by                          )
for and on behalf of the Landlord           )
LYNX INTERNATIONAL LIMITED                  ) /S/ GERARD GUEZ
                                            ) ----------------------------------
                                            ) Gerard Guez, Authorized Signatory
                                            )
                                            )
in the presence of:-                        )
                                            )
                                            )


AGREED & SIGNED by                          )
for and on behalf of the Tenant             )
TARRANT COMPANY LIMITED                     )
                                            ) /S/  HENRY  CHU
                                            ) ----------------------------------
                                            ) Henry Chu, Authorized Signatory
                                            )
                                            )
in the presence of:-                        )
                                            )
                                            )


RECEIVED on the  1st day of  February       )
2007 from the Tenant the sum of             )
DOLLARS SIX HUNDRED TWENTY                  )           HK$620,000.00
THOUSAND Hong Kong Currency                 )
being the rental deposit above-expressed    )
to be paid by the Tenant to the Landlord    )


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